Exhibit 10.3

September 10,2012

CONFIDENTIAL

COMBIMATRIX CORPORATION

310 Goddard,Suite 150

Irvine,CA 92618

Attention:  Judd Jessup

RE: Addendum to Engagement Letter dated July 13, 2012

Dear Mr. Jessup:

This letter shall serve as an addendum to the engagement agreement (the “Engagement Letter’’)  entered into by and between C. K. Cooper & Company, Inc. (“CKCC’’) and CombiMatrix Corporation (the “Company”) dated July 13, 2012.

The term under the Engagement Letter shall be changed to an expiration date of October 10, 2012 instead of July 31, 2012 with the option of 45-day extension (September 10, 2012) as it currently reads.  The effect of this change will be to extend the period of time under which the other terms and conditions of the Engagement Agreement shall be in force between CKCC and the Company.

If this addendum is acceptable, please acknowledge by signing below No other terms or conditions of the Engagement Agreement are being modified as a result of the execution of this addendum.

Very truly yours,
C.K. COOPER & COMPANY, INC.

			By:	/s/ Alexander G. Montano
				Name:	Alexander G. Montano
				Title:	Managing Director

Accepted and agreed to as of the date first written above:

COMBIMATRIX CORPORATION

By:	/s/ Judd Jessup
	Name:	Judd Jessup
	Title:	Chief Executive Officer & President

18300 Von Karman Ave., Suite 700 • Irvine, California 92612

TEL: 949 477-9300 • FAX: 949 477-9211 •  TOLL-FREE: 888 477-9301 • administration@ckcooper.com